Exhibit 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP REPORTS THIRD QUARTER 2013 RESULTS

CHESTER, WV – November 5, 2013 – MTR Gaming Group, Inc. (NasdaqGS: MNTG) today announced financial results for the third quarter and nine months ended September 30, 2013.

Strategic Development

On September 9, 2013, the Company and Eldorado HoldCo, LLC entered into a definitive agreement under which MTR will combine with Eldorado in a strategic business combination.

Third Quarter 2013 Results

For the third quarter of 2013, the Company’s total net revenues were $128.9 million, a decrease of 11.5% compared to $145.6 million in the same period of 2012.  Adjusted EBITDA from continuing operations in the third quarter of 2013 was $22.5 million (including strategic transaction costs of $2.7 million), a decrease of 28.2% from the prior-year period, and adjusted EBITDA margin from continuing operations was 17.5%, a decrease of 400 basis points from the prior-year period.

“Scioto Downs continued to maintain a strong market position but the overall market growth in Columbus fell short of our expectations in the quarter,” said Joseph L. Billhimer, President and Chief Operating Officer of MTR Gaming Group, Inc.  “Additionally, our results at Mountaineer Park and Presque Isle Downs were impacted by the aggressive marketing and promotional environment from our competitors, along with the general uncertainty in the economy. We remain extremely confident in the Columbus market and will continue to improve our existing operations through targeted marketing programs, thoughtful capital improvements and cost containment initiatives that do not affect the guest service for which our properties are known.”

The Company reported a net loss of $3.6 million for the quarter, or $0.13 per diluted share, compared to net income of $5.3 million, or $0.19 per diluted share, in the same period of 2012. Excluding $2.7 million in costs associated with MTR’s strategic initiatives, the loss from continuing operations in the third quarter of 2013 would have been $0.9 million, or $0.03 per diluted share.

Net revenues at Scioto Downs decreased 13.1% to $36.2 million during the third quarter of 2013 compared to $41.7 million in the third quarter of 2012, and decreased $1.4 million or 3.6% sequentially from the second quarter of 2013.  The property saw adjusted EBITDA decrease to $11.6 million from $15.1 million in the comparable quarter of 2012, while the adjusted EBITDA margin at Scioto Downs decreased to 32.1% compared to 36.2% in the prior-year quarter.  The decrease in revenues and adjusted

EBITDA for the third quarter of 2013 was primarily attributable to the addition of a competitor in the Columbus gaming market in October 2012.  However, Scioto Downs has been able to maintain an approximate 50% share of the Columbus slot market.

Net revenues at Mountaineer Casino, Racetrack & Resort decreased 10.4% to $50.6 million in the third quarter of 2013 compared to $56.5 million in the third quarter of 2012, and decreased $1.1 million or 2.2% sequentially from the second quarter of 2013.  Revenues from slots decreased by $5.2 million, while revenue from table gaming decreased by $0.6 million, compared to the same quarter of 2012.  The property saw adjusted EBITDA decrease to $9.7 million from $11.2 million in the comparable quarter of 2012, while the adjusted EBITDA margin at Mountaineer decreased to 19.1% compared to 19.9% in the prior-year quarter.  The decrease in table gaming revenues and adjusted EBITDA for the third quarter of 2013 was primarily attributable to ongoing competition from Ohio gaming facilities.

Net revenues at Presque Isle Downs & Casino decreased 11.4% to $42.0 million during the third quarter of 2013 compared to $47.5 million during the third quarter of 2012, and were flat sequentially with the second quarter of 2013.  Revenues from slots and table gaming decreased by $4.6 million and $0.9 million, respectively, compared to the same quarter of 2012. The property generated adjusted EBITDA of $6.2 million compared to $8.6 million in the same quarter of 2012, with the adjusted EBITDA margin decreasing to 14.7% compared to 18.1% in the prior-year period. The decrease in net revenues and adjusted EBITDA for the third quarter of 2013 was also primarily attributable to increased gaming competition from Ohio gaming facilities.

Corporate overhead costs totaled $5.0 million during the third quarter of 2013 compared to $3.5 million in the prior-year period, with the increase due primarily to costs of $2.7 million associated with strategic initiatives.

Nine Month Results

For the nine months ended September 30, 2013, MTR’s total net revenues increased 3.2% to $383.0 million from $371.2 million in the nine months ended September 30, 2012.  Adjusted EBITDA from continuing operations increased 3.2% to $75.0 million (including $2.7 million in strategic initiative costs) from $72.6 million (including $2.7 million of project-opening costs) in the same period last year, while the adjusted EBITDA margin was 19.6% as compared to 19.5% in the prior-year period. The 2013 year-to-date net loss was $2.0 million, or $0.07 per diluted share, and includes $2.7 million in strategic initiative costs.  In the same period last year, the Company reported a net loss of $0.2 million, or $0.01 per diluted share, which included $2.7 million of project-opening costs and a loss of $0.3 million from discontinued operations.

See attached tables, including a reconciliation of net income (loss), a GAAP financial measure, to adjusted EBITDA, as well as the calculation of adjusted EBITDA margin, each of which are non-GAAP financial measures.

Balance Sheet and Liquidity

As of September 30, 2013, MTR had $86.1 million in cash and cash equivalents, $4.1 million in restricted cash and $558.3 million in total debt, net of discount.  In addition, the Company has $20.0 million available for borrowing under its revolving credit facility.

Reconciliation of GAAP Measures to Non-GAAP Measures

Adjusted EBITDA represents earnings (losses) before interest, income taxes, depreciation and amortization, gain (loss) on the sale or disposal of property, other regulatory gaming assessment costs, loss on asset impairment, loss on debt modification and extinguishments and equity in loss of unconsolidated joint venture, to the extent that such items existed in the periods presented.  Adjusted EBITDA margin represents the calculation of adjusted EBITDA divided by net revenues. Adjusted EBITDA and adjusted EBITDA margin are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”), are unaudited and should not be considered as an alternative to, or more meaningful than, net income (loss) or operating margin as indicators of our operating performance, or cash flows from operating activities, as a measure of liquidity. Adjusted EBITDA and adjusted EBITDA margin have been presented as supplemental disclosures because they are widely used measures of performance and basis’ for valuation of companies in our industry. Management of the Company uses adjusted EBITDA and adjusted EBITDA margin as primary measures of the Company’s operating performance and as components in evaluating the performance of operating personnel.  These non-GAAP financial measures have limitations as an analytical tool, should not be viewed as a substitute for net revenues determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.  Management believes that this non-GAAP supplemental information will be helpful in understanding the Company’s ongoing operating results.  Uses of cash flows that are not reflected in adjusted EBITDA include capital expenditures, interest payments, income taxes, debt principal repayments, and certain regulatory gaming assessments which can be significant. Moreover, other companies that provide EBITDA and/or adjusted EBITDA information may calculate EBITDA and/or adjusted EBITDA differently than we do. A reconciliation of GAAP net income (loss) to adjusted EBITDA, as well as the calculation of adjusted EBITDA margin, is included in the financial tables accompanying this release.

Conference Call

Management will conduct a conference call focusing on the financial results and corporate developments today at 4:30 p.m. EST.  Interested parties may participate in the call by dialing (888) 471-3843.  Please call in 10 minutes before the call is scheduled to begin and ask for the MTR Gaming call (conference ID # 3671718).

The conference call will be webcast live via the Investor Relations section of the Company’s website at www.mtrgaming.com.  To listen to the live webcast please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen to the live call, the conference call will be archived on the Investor Relations section of the Company’s website.

A replay of the call will be available two hours following the end of the call through midnight EST on Tuesday, November 12, 2013 at www.mtrgaming.com and by telephone at (877) 870-5176; passcode 3671718.

About MTR Gaming Group

MTR Gaming Group, Inc. is a hospitality and gaming company that through subsidiaries owns and operates Mountaineer Casino, Racetrack & Resort in Chester, West Virginia; Presque Isle Downs & Casino in Erie, Pennsylvania; and Scioto Downs in Columbus, Ohio. For more information, please visit www.mtrgaming.com.

Forward-Looking Statements

Except for historical information, this press release contains forward-looking statements concerning, among other things the prospects for improving the results of our operations at Mountaineer, Presque Isle Downs and Scioto Downs, including the successful operation of video lottery terminals at Scioto Downs. Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties include, but are not limited to, the impact of new competition for Mountaineer, Presque Isle Downs and Scioto Downs (including casino gaming and video lottery terminals in Ohio), the successful integration and operation of video lottery terminals at Scioto Downs, the effectiveness of our marketing programs, the enactment of future gaming legislation in the jurisdictions in which we operate, changes in, or failure to comply with, laws, regulations or the conditions of our gaming licenses, accounting standards or environmental laws, including adverse changes in the gaming tax rates that the Company currently pays in its various jurisdictions, general economic conditions, disruption (occasioned by weather conditions or work stoppages) of our operations, our ability to maintain or improve our operating margins, our continued suitability to hold and obtain renewals of our gaming and racing licenses, our ability to fulfill our obligations and comply with the covenants associated with our various debt instruments and/or our ability to obtain additional debt and/or equity financing, if and when needed, and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements, except as may be required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

For Additional Information, Please Contact:

MTR Gaming Group, Inc.

www.mtrgaming.com

John W. Bittner, Jr.

Executive Vice President and Chief Financial Officer

(724) 933-8122

Jbittner@mtrgaming.com

MTR GAMING GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2013	2012	2013	2012
Revenues:
Gaming	$115,268	$132,020	$349,223	$339,664
Pari-mutuel commissions	4,133	3,824	8,932	8,347
Food, beverage and lodging	11,255	11,105	31,551	27,765
Other	3,791	3,583	9,582	8,141
Total revenues	134,447	150,532	399,288	383,917
Less promotional allowances	(5,584)	(4,955)	(16,321)	(12,715)
Net revenues	128,863	145,577	382,967	371,202

Operating expenses:
Costs of operating departments:
Gaming
Operating	68,089	76,420	204,624	203,988
Other regulatory assessments	(16)	210	(279)	18
Pari-mutuel commissions	3,703	3,831	8,931	8,746
Food, beverage and lodging	8,614	8,604	24,409	21,112
Other	2,679	2,358	6,519	5,596
Marketing and promotions	4,187	4,986	11,948	10,325
General and administrative	16,351	17,799	48,861	46,119
Strategic transaction costs	2,723	—	2,723	—
Project opening costs	—	222	—	2,718
Depreciation	7,691	7,880	22,782	19,979
Loss (gain) on the sale or disposal of property	161	—	68	(4)
Total operating expenses	114,182	122,310	330,586	318,597

Operating income	14,681	23,267	52,381	52,605

Other income (expense):
Interest income	4	25	26	159
Interest expense	(17,393)	(17,227)	(52,176)	(50,642)

(Loss) income from continuing operations before income taxes	(2,708)	6,065	231	2,122
Provision for income taxes	(921)	(729)	(2,260)	(2,077)

(Loss) income from continuing operations	(3,629)	5,336	(2,029)	45

Discontinued operations:
Loss from discontinued operations before income taxes	—	(23)	—	(278)
Provision for income taxes	—	—	—	—
Loss from discontinued operations	—	(23)	—	(278)

Net (loss) income	$(3,629)	$5,313	$(2,029)	$(233)

Net (loss) income per share - basic:
(Loss) income from continuing operations	$(0.13)	$0.19	$(0.07)	$—
Loss from discontinued operations	$—	$—	$—	$(0.01)
Net (loss) income	$(0.13)	$0.19	$(0.07)	$(0.01)

Net (loss) income per share - diluted:
(Loss) income from continuing operations	$(0.13)	$0.19	$(0.07)	$—
Loss from discontinued operations	$—	$—	$—	$(0.01)
Net (loss) income	$(0.13)	$0.19	$(0.07)	$(0.01)

Weighted average number of shares outstanding:
Basic	28,379,199	28,047,046	28,234,350	27,997,360
Diluted	28,379,199	28,416,008	28,234,350	28,322,893

(a) The classification of costs related to discretionary coupons previously reported within marketing and promotions  has been revised to report such costs as a component of promotional allowances for the  2013 and 2012 periods presented.  The revision is not material to our financials statements, as the net effect of the revision did not impact our operating income, net income, stockholders’ equity, cash flows or Adjusted EBITDA.

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2013	2012	2013	2012

Net revenues:
Mountaineer Casino, Racetrack & Resort	$50,606	$56,467	$151,507	$172,961
Presque Isle Downs & Casino	42,038	47,452	121,706	143,835
Scioto Downs	36,219	41,658	109,754	54,373
Corporate	—	—	—	33
Consolidated net revenues	$128,863	$145,577	$382,967	$371,202

Adjusted EBITDA from continuing operations:
Mountaineer Casino, Racetrack & Resort	$9,682	$11,229	$27,858	$36,311
Presque Isle Downs & Casino	6,199	8,569	19,857	29,284
Scioto Downs	11,641	15,065	37,218	16,042
Corporate	(5,005)	(3,506)	(9,981)	(9,039)
Consolidated Adjusted EBITDA from continuing operations	$22,517	$31,357	$74,952	$72,598

Adjusted EBITDA from discontinued operations	—	(23)	—	(278)

Consolidated Adjusted EBITDA	$22,517	$31,334	$74,952	$72,320

The following tables set forth a reconciliation of income (loss) from continuing operations and income (loss) from discontinued operations, GAAP financial measures, to Adjusted EBITDA, as well as the calculation of Adjusted EBITDA margin, non-GAAP financial measures.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2013	2012	2013	2012

Adjusted EBITDA:

Mountaineer Casino, Racetrack & Resort:
Net income	$7,452	$8,469	$21,210	$27,941
Interest income	—	—	(2)	—
Benefit for income taxes	—	(13)	—	(13)
Depreciation	2,251	2,773	6,701	8,388
Gain on the sale or disposal of property	(21)	—	(51)	(5)
Adjusted EBITDA	$9,682	$11,229	$27,858	$36,311
Net revenues	$50,606	$56,467	$151,507	$172,961
Adjusted EBITDA margin	19.1%	19.9%	18.4%	21.0%

Presque Isle Downs & Casino:
Net income	$3,373	$5,824	$12,294	$20,337
Interest income and capitalized interest	(1)	(12)	(2)	(41)
Provision for income taxes	621	608	1,862	1,861
Depreciation	2,040	1,939	5,863	7,108
Other regulatory gaming assessments	(16)	210	(279)	18
Loss on the sale or disposal of property	182	—	119	1
Adjusted EBITDA	$6,199	$8,569	$19,857	$29,284
Net revenues	$42,038	$47,452	$121,706	$143,835
Adjusted EBITDA margin	14.7%	18.1%	16.3%	20.4%

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION (continued)

(dollars in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2013	2012	2013	2012
Adjusted EBITDA (continued):

Scioto Downs:
Net income	$7,942	$11,901	$25,968	$12,593
Interest expense (capitalized interest)	22	(107)	61	(1,227)
Provision for income taxes	287	113	997	227
Depreciation	3,390	3,158	10,192	4,449
Adjusted EBITDA	$11,641	$15,065	$37,218	$16,042
Net revenues	$36,219	$41,658	$109,754	$54,373
Adjusted EBITDA margin	32.1%	36.2%	33.9%	29.5%

Corporate:
Net loss	$(22,396)	$(20,858)	$(61,501)	$(60,826)
Interest expense, net of interest income	17,368	17,321	52,093	51,751
Provision (benefit) for income taxes	13	21	(599)	2
Depreciation	10	10	26	34
Adjusted EBITDA	$(5,005)	$(3,506)	$(9,981)	$(9,039)

Discontinued operations:
Net loss	$—	$(23)	$—	$(278)
Provision for income taxes	—	—	—	—
Adjusted EBITDA	$—	$(23)	$—	$(278)

MTR Gaming Group, Inc. (consolidated):
Net (loss) income	$(3,629)	$5,313	$(2,029)	$(233)
Interest expense, net of interest income and capitalized interest	17,389	17,202	52,150	50,483
Provision for income taxes	921	729	2,260	2,077
Depreciation	7,691	7,880	22,782	19,979
Other regulatory gaming assessments	(16)	210	(279)	18
Loss (gain) on the sale or disposal of property	161	—	68	(4)
Consolidated Adjusted EBITDA	$22,517	$31,334	$74,952	$72,320
Net revenues	$128,863	$145,577	$382,967	$371,202
Adjusted EBITDA margin	17.5%	21.5%	19.6%	19.5%

MTR GAMING GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	September 30	December 31
	2013	2012
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$86,075	$115,113
Restricted cash	4,064	4,088
Accounts receivable, net of allowance for doubtful accounts of $213 in 2013 and $350 in 2012	5,192	3,934
Amounts due from West Virginia Lottery Commission	—	17
Inventories	4,345	4,305
Deferred financing costs	1,642	1,642
Prepaid expenses and other current assets	8,240	5,582
Total current assets	109,558	134,681

Property and equipment, net	375,749	387,015
Other intangible assets	136,116	136,094
Deferred financing costs, net of current portion	7,176	8,407
Deposits and other	1,918	1,908
Non-operating real property	10,789	10,789
Assets of discontinued operations	181	181
Total assets	$641,487	$679,075

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,883	$3,719
Accounts payable - gaming taxes and assessments	9,017	11,077
Accrued payroll and payroll taxes	6,440	5,776
Accrued interest	10,937	27,369
Accrued income taxes	273	743
Other accrued liabilities	17,128	13,579
Construction project and equipment liabilities	38	481
License fee payable	—	25,000
Deferred income taxes	1,472	1,472
Liabilities of discontinued operations	116	123
Total current liabilities	49,304	89,339

Long-term debt	558,305	556,716
Other regulatory gaming assessments	4,714	5,319
Long-term compensation	695	871
Deferred income taxes	15,176	12,620
Other long-term liabilities	514	517
Total liabilities	628,708	665,382

Stockholders’ equity:
Common stock	—	—
Additional paid-in capital	64,905	63,822
Accumulated deficit	(52,041)	(50,012)
Accumulated other comprehensive loss	(309)	(341)
Total stockholders’ equity of MTR Gaming Group, Inc.	12,555	13,469
Non-controlling interest of discontinued operations	224	224
Total stockholders’ equity	12,779	13,693
Total liabilities and stockholders’ equity	$641,487	$679,075

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